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Singular Genomics Reports Recent Highlights and Third Quarter 2023 Financial Results

San Diego, CA, November 14, 2023 – Singular Genomics Systems, Inc. (Nasdaq: OMIC), a company leveraging novel next-generation sequencing (NGS) and multiomics technologies to empower researchers and clinicians, today highlighted recent corporate achievements and reported financial results for the third quarter ended September 30, 2023.

“We shipped five G4 systems in the third quarter, our highest quarterly total yet, launched Max Read flow cell kits for single cell sequencing, and saw our largest number of quarterly consumable kit orders,” said Drew Spaventa, Chairman and Chief Executive Officer of Singular Genomics. “In the near term, we will be building our installed base more aggressively and prioritizing fewer yet higher impact products on our product roadmap. We have also cut costs to extend runway, providing time to build our installed base, get high-impact products to market, and scale revenue.”

Third Quarter and Recent Highlights

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Generated revenue of $0.5 million in the third quarter of 2023.
•
Shipped five G4 systems in the third quarter of 2023, increasing the total number of commercial systems shipped to 16 as of the end of the third quarter of 2023.
•
Converted the majority of the installed base to F3 flow cells, allowing users to get up to 450 million reads per flow cell, or 1.8 billion reads per run, for some of the most widely run applications.
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Completed the early access program and commenced the broad commercial launch of Max Read flow cell kits for single cell sequencing, enabling 800 million reads per flow cell, or 3.2 billion reads per run.
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Implemented cost-cutting measures, including a workforce reduction of approximately 10%, to reduce operating expenses and extend cash runway into the first quarter of 2026.

Third Quarter 2023 Financial Results

Revenue for the third quarter of 2023 was $0.5 million, driven primarily by recognition of sales on one instrument placement. The company expects revenue from the remaining four instrument shipments to be recognized over time as customers purchase consumables for these instruments.

Operating expenses for the third quarter of 2023 totaled $24.5 million, compared to $24.7 million for the third quarter of 2022. Operating expenses included non-cash stock-based compensation of $2.8 million for the third quarter of 2023 and $3.4 million for the third quarter of 2022. The year over year decrease in total operating expenses was driven primarily by a decrease in research and development materials and other general lab supply costs as the company transitioned from development to commercialization of the G4.

Net loss for the third quarter of 2023 was $22.4 million, or a loss of $0.31 per common share, compared to $23.8 million, or a loss of $0.33 per common share, for the third quarter of 2022.

Cash, cash equivalents and short-term investments, excluding restricted cash, totaled $190.7 million as of September 30, 2023.

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Webcast and Conference Call Details

Singular Genomics’ management team will host a conference call today, November 14, 2023, beginning at 1:30 p.m. Pacific Time / 4:30 p.m. Eastern Time. Investors interested in listening to the conference call may do so by dialing 1-888-506-0062 for domestic callers or 1-973-528-0011 for international callers and using conference ID 616134 approximately five minutes prior to the start time. A live and archived webcast of the event will be available at investor.singulargenomics.com, in the Presentations & Events section.

About Singular Genomics Systems, Inc.

Singular Genomics is a life science technology company that develops next-generation sequencing and multiomics technologies. The commercially available G4 Sequencing Platform is a powerful, highly versatile benchtop genomic sequencer designed to produce fast and accurate results. In addition, Singular Genomics commenced development of the PX system, which leverages Singular’s proprietary sequencing technology, applying it as an in situ readout to look at RNA and proteins in single cells and tissue. Singular Genomics’ mission is to empower researchers and clinicians to advance science and medicine. Visit www.singulargenomics.com for more information.

Forward-Looking Statements

Certain statements contained in this press release, other than historical information, constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements include, but are not limited to, statements regarding: (i) our ability to successfully manufacture, commercialize and support the G4 and our flow cell kits in accordance with our timelines, objectives and specifications; (ii) our ability to ship Max Read kits to our broader customer base on our timeline; (iii) our expectations on cash runway, including whether our cost-cutting measures will have any material impact on our operating expenses or cash runway; (iv) our expectations regarding future revenue; and (v) quotes of management. Any such forward-looking statements are based on our management’s current expectations and are subject to risks and uncertainties that could cause our actual future results to differ materially from our management’s current expectations or those implied by our forward-looking statements. These risks and uncertainties include, but are not limited to, the following: (i) we have incurred significant losses since inception, we expect to incur significant losses in the future and we may not be able to generate sufficient revenue to achieve and maintain profitability; (ii) we have very little history manufacturing and commercializing our products or technology; (iii) the life sciences technology market is highly competitive, and if we fail to compete effectively, our business and operating results will suffer; (iv) if we are sued for infringing, misappropriating or otherwise violating intellectual property rights of third parties, such litigation could be costly and time consuming and could prevent or delay us from developing or commercializing our products; (v) if our products fail to achieve early customer and scientific acceptance, we may not be able to achieve broader market acceptance for our products, and our revenues and prospects may be harmed; (vi) we expect to be highly dependent upon revenue generated from the sale of the G4 and future products, and any delay or failure by us to successfully manufacture and commercialize the G4 and future products could have a substantial adverse effect on our business and results of operations; and (vii) recent macroeconomic challenges such as inflation and rising interest rates may materially and adversely impact our business, operations, product manufacturing and commercialization objectives. These and other risk factors that may affect our future results of operations are identified and described in more detail in our most recent filings on Forms 10-K and 10-Q and in other filings that we make with the SEC from time to time, including our Quarterly Report on Form 10-Q for the period ended September 30, 2023, filed with the SEC on November 14, 2023. Accordingly, you should not rely on forward-looking statements as predictions of future events or our future performance. Except as required by law, we undertake no obligation to update publicly or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

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Investor Contact

Matt Clawson

949-370-8500

ir@singulargenomics.com

Media Contact

Dan Budwick, 1AB

973-271-6085

dan@1abmedia.com

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Singular Genomics Systems, Inc.

Statements of Operations

(Unaudited)

(In thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022

Revenue	$462	$-	$1,830	$-
Cost of revenue	527	-	1,931	-
Gross margin	(65)	-	(101)	-
Operating expenses:
Research and development	11,220	12,732	36,074	35,439
Selling, general and administrative	13,254	11,962	41,345	35,518
Total operating expenses	24,474	24,694	77,419	70,957
Loss from operations	(24,539)	(24,694)	(77,520)	(70,957)
Other income (expense):
Interest expense	(285)	(211)	(814)	(520)
Interest and other income	2,464	1,115	6,763	1,699
Total other income	2,179	904	5,949	1,179
Net loss	$(22,360)	$(23,790)	$(71,571)	$(69,778)
Net loss per share:
Basic and diluted net loss per share	$(0.31)	$(0.33)	$(0.99)	$(0.98)
Weighted-average shares used to compute basic and diluted net loss per share	73,178,822	71,216,292	72,541,979	71,001,441

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Singular Genomics Systems, Inc.

Balance Sheets

(In thousands, except share and par value amounts)

	September 30,	December 31,
	2023	2022
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$33,301	$74,266
Short-term investments	157,416	170,310
Accounts receivable	399	913
Inventory	13,420	18,221
Prepaid expenses and other current assets	6,259	4,722
Total current assets	210,795	268,432
Right-of-use lease assets	58,474	45,896
Property and equipment, net	13,426	10,784
Restricted cash	1,711	1,711
Other noncurrent assets	112	1,152
Total assets	$284,518	$327,975

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,432	$3,099
Accrued expenses	5,063	4,583
Lease liabilities, current	7,706	6,323
Other current liabilities	252	113
Total current liabilities	15,453	14,118
Lease liabilities, noncurrent	59,124	42,456
Long-term debt, net of issuance costs	10,175	10,065
Other noncurrent liabilities	739	1,015
Total liabilities	85,491	67,654
Commitments and contingencies
Stockholders’ equity:
Series A common stock equivalent convertible preferred stock, $0.0001 par value; 7,000 shares authorized, 2,500 shares issued and outstanding at September 30, 2023 and December 31, 2022	-	-
Common stock, $0.0001 par value; 400,000,000 shares authorized, 73,343,510 and 71,854,688 shares outstanding at September 30, 2023 and December 31, 2022, respectively	7	7
Additional paid-in capital	513,580	503,926
Accumulated other comprehensive loss	(214)	(837)
Accumulated deficit	(314,346)	(242,775)
Total stockholders’ equity	199,027	260,321
Total liabilities and stockholders’ equity	$284,518	$327,975